Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "DITO, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JULY, A.D. 2019, AT 2:09 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7527556 8100
SR# 20196110075

Authentication: 203269042
Date: 07-23-19

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:09 PM 07/23/2019
FILED 02:09 PM 07/23/2019
SR 20196110075 - File Number 7527556

CERTIFICATE OF INCORPORATION
OF
DITO, INC.

To form a corporation pursuant to the General Corporation Law of the State of Delaware (the "General Corporation Law"), the undersigned hereby certifies as follows:

1. Name. The name of the corporation is Dito, Inc.

2. Registered Office and Registered Agent. The address of the registered office of the corporation in Delaware is c/o Cogency Global Inc., 850 New Burton Rd, Suite 201, Dover, County of Kent, Delaware 19904, and the name of its registered agent at that address is Cogency Global Inc.

3. Purposes. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

4. Capital Stock.

(a) The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is fifty million (50,000,000) shares, each with a par value of $0.001 per share, of which forty-five million (45,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock.

(b) The Preferred Stock may be issued from time to time in one or more series. The board of directors is hereby authorized, by filing a certificate pursuant to the applicable laws of the state of Delaware and within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

5. Bylaws. The board of directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.

6. Mailing and Principal Address. The mailing address and street address of the principal office of the corporation is 413 West 14th Street, New York, New York 10014.

7. Limitation of Directors' Liability; Indemnification. The personal liability of a director of the corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted by law. The corporation is authorized to indemnify (and advance expenses to) its directors and officers to the fullest extent permitted by law. Neither the amendment, modification or repeal of this Article nor the adoption of any provision in this certificate of incorporation inconsistent with this Article shall

adversely affect any right or protection of a director or officer of the corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

8. Elections of Directors. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

9. Incorporator. The name and mailing address of the incorporator are Daniel D. Nauth, c/o Nauth LPC, 217 Queen Street West, Suite 401, Toronto, Ontario, Canada M5V 0R2.

Dated: July 23, 2019

/s/ Daniel D. Nauth
Daniel D. Nauth, Incorporator